Ingersoll Rand Reports Second Quarter 2025 Results
Delivered Record Second Quarter Orders, Revenue, and Adjusted EBITDA
Second Quarter 2025 Highlights
(All comparisons against the second quarter of 2024 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Reported orders of $1,940 million, up 8%
•Reported revenues of $1,888 million, up 5%
•Reported net loss attributable to Ingersoll Rand Inc. of $115 million, $0.29 per share
◦Adjusted net income1 of $325 million, $0.80 per share
•Adjusted EBITDA1 of $509 million, up 3%, with a margin of 27.0%
•Reported operating cash flow of $246 million and free cash flow1 of $210 million
•Liquidity of $3.9 billion as of June 30, 2025, including $1.3 billion of cash on hand and undrawn capacity of $2.6 billion under available credit facilities

DAVIDSON, N.C. - July 31, 2025 - Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and life science and industrial solutions, reported record second quarter 2025 orders, revenues, and adjusted EBITDA.
“We delivered another strong quarter, with momentum reflected in our first half organic orders growth, robust book-to-bill ratio, and raised guidance on revenue, Adjusted EBITDA, and Adjusted EPS,” said Vicente Reynal, chairman and chief executive officer of Ingersoll Rand. “Our M&A pipeline remains active and we are now more than halfway toward our annualized inorganic growth target. We remain confident that our Economic Growth Engine and IRX combined with our ownership mindset will continue to drive long-term value creation.”
Second Quarter 2025 Segment Review
(All comparisons against the second quarter of 2024 unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): Broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,561 million, up 7%, or up 1% organic
•Reported Revenues of $1,492 million, up 2%, or down 4% organic1
•Reported Segment Adjusted EBITDA of $427 million, down 2%
•Reported Segment Adjusted EBITDA Margin of 28.6%, down 110 basis points
•IT&S saw its second consecutive quarter of organic orders growth, with a book to bill of 1.05x, and a first half book to bill of 1.07x. Adjusted EBITDA margin was down year over year, driven largely by the flow-through on organic volume declines, the expected dilutive impact from recently acquired acquisitions, tariff pricing which offset tariff costs one-for-one, and continued commercial investments for growth.
Precision and Science Technologies Segment (P&ST): Mission-critical precision liquid, gas, air, and powder handling technologies for life sciences and industrial applications as well as aerospace and defense applications
•Reported Orders of $379 million, up 13%, or down 5% organic
•Reported Revenues of $396 million, up 17%, or down 2% organic1
•Reported Segment Adjusted EBITDA of $117 million, up 14%
•Reported Segment Adjusted EBITDA Margin of 29.5%, down 80 basis points
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

•With a book to bill of 0.96x and a first half book to bill of 1.02x, P&ST orders finished largely in line with expectations. Organic order declines in the second quarter were driven by large, long-cycle orders in the second quarter of the prior year which did not repeat. Excluding the non-recurring prior year long-cycle orders, P&ST organic orders grew low-single-digits. Adjusted EBITDA margin continued to improve sequentially, up 40 basis points from the first quarter and up 190 basis points compared to the fourth quarter of 2024.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.9 billion. On a reported basis, the Company generated $246 million of cash flow from operating activities and invested $35 million in capital expenditures, resulting in free cash flow1 of $210 million, compared to cash flow from operating activities of $305 million and free cash flow1 of $283 million in the prior year period. Year-to-date, free cash flow1 is up 13% year-over-year. Net debt to Adjusted EBITDA leverage2 was 1.7x for the second quarter, which was a decrease of 0.3x as compared to the second quarter of the prior year.
Consistent with our comprehensive capital allocation strategy, in the second quarter of 2025, Ingersoll Rand deployed $47 million to M&A. Ingersoll Rand also closed on the following acquisitions during the months of June and July respectively:
•Lead Fluid, a leading Chinese manufacturer of advanced fluid handling products, used for life science applications
•Termomeccanica Industrial Compressor S.p.A. (“TMIC”), based in Italy, is a leading provider of engineered-to-order (ETO) solutions and packaging capabilities in the renewable natural gas (RNG) industry
The Company also returned approximately $508 million to shareholders through $500 million in share repurchases and $8 million through its quarterly dividend payment in the second quarter.
Non-cash Impairments Impacting Net Income
In the second quarter, the Company recorded non-cash impairments which do not affect adjusted earnings or underlying operational performance. The majority of the impairment resulted from (1) the revised long-term forecasts of the Company’s minority stake in the High Pressure Solution business (the majority stake of which the Company sold in 2021) due to lower demand in the upstream oil & gas sector, and (2) a reduction in business with a significant customer in the ILC Dover Aerospace & Defense reporting unit and (3) to a lesser extent the reduction in the value of the ILC Dover trade name.
Additionally, while our long-term forecast for the ILC Dover Biopharma reporting unit remains robust, the related goodwill was impaired primarily due to an increased discount rate and contraction of peer market multiples.
2 Calculated as Net Debt to LTM Adjusted EBITDA

2025 Guidance3,4,5,6
Ingersoll Rand is raising its guidance for full-year 2025 Revenue, Adjusted EBITDA, and Adjusted EPS ranges.

Revised Guidance as of 7/31/25	Key Metrics
Revenue - Total Ingersoll Rand[3]	4-6%
Ingersoll Rand (Organic)[4]	(2)-0%
Industrial Technologies & Services (Organic)	(2)-0%
Precision & Science Technologies (Organic)	(2)-0%
FX Impact[5]	~1%
M&A6	~$375M
Corporate Costs	(~$160M)
Adjusted EBITDA[4]	$2,100M - $2,160M (+4% - +7% YoY)
Adjusted EPS[4]	$3.34 - $3.46 (+2 - +5% YoY)
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the second quarter results on Friday, August 1, 2025 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use access Code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the expectations of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”), regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those
3 All revenue outlook commentary expressed in percentages and based on growth as compared to 2024
4 Non-GAAP measure (definitions and/or reconciliations in tables below)
5 Based on June 2025 FX rates; does not include impact of FX on M&A
6 Reflects all completed and closed M&A as of July 31, 2025

indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics, geopolitical tensions, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and life sciences and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth/(Decline),” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted EPS,” “Free Cash Flow” and “Free Cash Flow Margin.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth/(Decline) is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth/(Decline) is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow and Free Cash Flow Margin to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Ingersoll Rand believes Free Cash Flow and Free Cash Flow Margin are useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Free Cash Flow Margin are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Due to rounding, numbers presented throughout this release may not sum precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2025	2024	2025	2024
Revenues	$1,887.9	$1,805.3	$3,604.7	$3,475.4
Cost of sales	1,063.0	1,012.0	2,014.3	1,935.8
Gross Profit	824.9	793.3	1,590.4	1,539.6
Selling and administrative expenses	371.2	342.1	721.2	678.4
Amortization of intangible assets	91.6	91.2	182.9	182.8
Impairment of goodwill	229.7	—	229.7	—
Impairment of other intangible assets	36.1	—	36.1	—
Other operating expense, net	19.9	88.2	41.6	113.4
Operating Income	76.4	271.8	378.9	565.0
Interest expense	62.7	50.8	123.9	87.6
Loss on extinguishment of debt	—	3.0	—	3.0
Other income, net	(14.4)	(18.1)	(26.2)	(31.3)
Income Before Income Taxes	28.1	236.1	281.2	505.7
Provision for income taxes	21.0	46.1	79.5	100.5
Loss on equity method investments	(120.9)	(3.5)	(127.1)	(14.2)
Net Income (Loss)	(113.8)	186.5	74.6	391.0
Less: Net income attributable to noncontrolling interests	1.5	1.5	3.4	3.8
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$(115.3)	$185.0	$71.2	$387.2

Basic earnings (loss) per share	(0.29)	0.46	0.18	0.96
Diluted earnings (loss) per share	(0.29)	0.45	0.18	0.95

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,310.6	$1,541.2
Accounts receivable, net of allowance for credit losses of $66.2 and $57.3, respectively	1,387.9	1,335.4
Inventories	1,205.6	1,055.0
Other current assets	284.3	231.9
Total current assets	4,188.4	4,163.5
Property, plant and equipment, net of accumulated depreciation of $653.7 and $567.5, respectively	879.4	842.1
Goodwill	8,276.6	8,148.1
Other intangible assets, net	4,334.6	4,372.8
Deferred tax assets	27.4	26.1
Other assets	352.7	457.2
Total assets	$18,059.1	$18,009.8
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$2.0	$3.1
Accounts payable	832.8	843.6
Accrued liabilities	997.6	972.2
Total current liabilities	1,832.4	1,818.9
Long-term debt, less current maturities	4,781.4	4,754.4
Pensions and other postretirement benefits	149.8	139.3
Deferred income tax liabilities	665.7	757.6
Other liabilities	472.4	294.3
Total liabilities	$7,901.7	$7,764.5
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 431,525,684 and 430,745,964 shares issued as of June 30, 2025 and December 31, 2024, respectively	4.3	4.3
Capital in excess of par value	9,672.2	9,633.6
Retained earnings	2,558.6	2,503.5
Accumulated other comprehensive loss	(140.8)	(468.5)
Treasury stock at cost; 34,098,049 and 27,865,885 shares as of June 30, 2025 and December 31, 2024, respectively	(2,007.0)	(1,493.9)
Total Ingersoll Rand stockholders’ equity	$10,087.3	$10,179.0
Noncontrolling interests	70.1	66.3
Total stockholders’ equity	$10,157.4	$10,245.3
Total liabilities and stockholders’ equity	$18,059.1	$18,009.8

INGERSOLL RAND INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Month Period Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$74.6	$391.0
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	182.9	182.8
Depreciation	57.6	51.3
Impairment of goodwill and other intangible assets	265.8	—
Stock-based compensation expense	30.9	28.6
Loss on equity method investments	127.1	14.2
Foreign currency transaction losses (gains), net	12.8	(0.7)
Non-cash adjustments to carrying value of LIFO inventories	10.3	7.2
Loss on extinguishment of debt	—	3.0
Loss on sale of asbestos-related assets and liabilities	—	33.7
Other non-cash adjustments	4.8	3.4
Changes in assets and liabilities:
Receivables	38.3	(8.1)
Inventories	(86.0)	(63.6)
Accounts payable	(44.2)	(72.8)
Accrued liabilities	(50.6)	(44.3)
Other assets and liabilities, net	(122.2)	(59.2)
Net cash provided by operating activities	502.1	466.5
Cash Flows Used In Investing Activities:
Capital expenditures	(69.0)	(84.1)
Net cash paid in acquisitions	(210.4)	(2,744.0)
Other investing	—	(6.0)
Net cash used in investing activities	(279.4)	(2,834.1)
Cash Flows From (Used In) Financing Activities:
Principal payments on long-term debt	—	(1,240.7)
Proceeds from long-term debt	—	3,296.9
Purchases of treasury stock	(510.2)	(135.5)
Cash dividends on common shares	(16.1)	(16.1)
Proceeds from stock option exercises	9.1	22.7
Payments to settle cross-currency swaps	—	(19.9)
Payments of deferred and contingent acquisition consideration	(2.8)	(12.0)
Payments of debt issuance costs	—	(32.3)
Other financing	(3.1)	(1.1)
Net cash provided by (used in) financing activities	(523.1)	1,862.0
Effect of exchange rate changes on cash and cash equivalents	69.8	(27.4)
Net decrease in cash and cash equivalents	(230.6)	(533.0)
Cash and cash equivalents, beginning of period	1,541.2	1,595.5
Cash and cash equivalents, end of period	$1,310.6	$1,062.5

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2025	2024	2025	2024
Revenues	$1,887.9	$1,805.3	$3,604.7	$3,475.4
Adjusted EBITDA	$509.4	$494.6	$969.1	$953.1
Adjusted EBITDA Margin	27.0%	27.4%	26.9%	27.4%
Free Cash Flow	$210.4	$283.1	$433.1	$382.4
Free Cash Flow Margin	11.1%	15.7%	12.0%	11.0%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME ATTRIBUTABLE TO INGERSOLL RAND INC. AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2025	2024	2025	2024
Net Income (Loss)	$(113.8)	$186.5	$74.6	$391.0
Plus:
Provision for income taxes	21.0	46.1	79.5	100.5
Amortization of acquisition related intangible assets	89.1	89.1	178.1	178.6
Impairment of goodwill and other intangible assets	265.8	—	265.8	—
Restructuring and related business transformation costs	3.4	3.9	8.8	14.6
Acquisition and other transaction related expenses and non-cash charges	11.8	27.7	21.6	43.0
Stock-based compensation	16.7	14.5	30.9	28.6
Foreign currency transaction losses (gains), net	6.0	—	12.8	(0.7)
Loss on equity method investments	120.9	3.5	127.1	14.2
Loss on extinguishment of debt	—	3.0	—	3.0
Adjustments to LIFO inventories	7.3	0.4	10.3	7.2
Cybersecurity incident costs	(1.1)	(0.1)	(1.3)	0.5
Loss on asbestos sale	—	58.8	—	58.8
Other adjustments	(1.6)	—	(3.8)	0.4
Minus:
Income tax provision, as adjusted	100.3	92.3	186.0	178.7
Adjusted Net Income	325.2	341.1	618.4	661.0
Less: Net income attributable to noncontrolling interest	1.5	1.5	3.4	3.8
Adjusted Net Income Attributable to Ingersoll Rand Inc.	$323.7	$339.6	$615.0	$657.2

Adjusted Basic Earnings Per Share[1]	$0.81	$0.84	$1.53	$1.63
Adjusted Diluted Earnings Per Share[2]	$0.80	$0.83	$1.52	$1.61

Average shares outstanding:
Basic, as reported	400.5	403.5	401.8	403.5
Diluted, as reported	400.5	407.4	404.9	407.7
Adjusted diluted[2]	403.3	407.4	404.9	407.7
1 Basic and diluted earnings per share (as reported) are calculated by dividing net income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2025	2024	2025	2024
Net Income (Loss)	$(113.8)	$186.5	$74.6	$391.0
Plus:
Interest expense	62.7	50.8	123.9	87.6
Provision for income taxes	21.0	46.1	79.5	100.5
Depreciation expense	27.6	24.6	55.2	49.3
Amortization expense	91.6	91.2	182.9	182.8
Impairment of goodwill and other intangible assets	265.8	—	265.8	—
Restructuring and related business transformation costs	3.4	3.9	8.8	14.6
Acquisition and other transaction related expenses and non-cash charges	11.8	27.7	21.6	43.0
Stock-based compensation	16.7	14.5	30.9	28.6
Foreign currency transaction losses (gains), net	6.0	—	12.8	(0.7)
Loss on equity method investments	120.9	3.5	127.1	14.2
Loss on extinguishment of debt	—	3.0	—	3.0
Adjustments to LIFO inventories	7.3	0.4	10.3	7.2
Cybersecurity incident costs	(1.1)	(0.1)	(1.3)	0.5
Loss on asbestos sale	—	58.8	—	58.8
Interest income on cash and cash equivalents	(8.9)	(16.3)	(19.2)	(27.7)
Other adjustments	(1.6)	—	(3.8)	0.4
Adjusted EBITDA	$509.4	$494.6	$969.1	$953.1
Minus:
Interest expense	62.7	50.8	123.9	87.6
Income tax provision, as adjusted	100.3	92.3	186.0	178.7
Depreciation expense	27.6	24.6	55.2	49.3
Amortization of non-acquisition related intangible assets	2.5	2.1	4.8	4.2
Interest income on cash and cash equivalents	(8.9)	(16.3)	(19.2)	(27.7)
Adjusted Net Income	$325.2	$341.1	$618.4	$661.0

Free Cash Flow:
Cash flows from operating activities	$245.7	$304.9	$502.1	$466.5
Minus:
Capital expenditures	35.3	21.8	69.0	84.1
Free Cash Flow	$210.4	$283.1	$433.1	$382.4

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2025	2024	2025	2024
Orders
Industrial Technologies and Services	$1,560.9	$1,465.4	$3,047.9	$2,863.8
Precision and Science Technologies	378.7	334.0	774.0	643.0
Total Orders	$1,939.6	$1,799.4	$3,821.9	$3,506.8
Revenue
Industrial Technologies and Services	$1,491.6	$1,466.5	$2,843.7	$2,839.9
Precision and Science Technologies	396.3	338.8	761.0	635.5
Total Revenue	$1,887.9	$1,805.3	$3,604.7	$3,475.4
Segment Adjusted EBITDA
Industrial Technologies and Services	$427.2	$436.2	$816.3	$847.3
Precision and Science Technologies	116.8	102.5	223.0	193.9
Total Segment Adjusted EBITDA	$544.0	$538.7	$1,039.3	$1,041.2
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$34.6	$44.1	$70.2	$88.1
Interest expense	62.7	50.8	123.9	87.6
Depreciation and amortization expense	119.2	115.8	238.1	232.1
Impairment of goodwill and other intangible assets	265.8	—	265.8	—
Restructuring and related business transformation costs	3.4	3.9	8.8	14.6
Acquisition and other transaction related expenses and non-cash charges	11.8	27.7	21.6	43.0
Stock-based compensation	16.7	14.5	30.9	28.6
Foreign currency transaction losses (gains), net	6.0	—	12.8	(0.7)
Loss on extinguishment of debt	—	3.0	—	3.0
Adjustments to LIFO inventories	7.3	0.4	10.3	7.2
Cybersecurity incident costs	(1.1)	(0.1)	(1.3)	0.5
Loss on asbestos sale	—	58.8	—	58.8
Interest income on cash and cash equivalents	(8.9)	(16.3)	(19.2)	(27.7)
Other adjustments	(1.6)	—	(3.8)	0.4
Income Before Income Taxes	28.1	236.1	281.2	505.7
Provision for income taxes	21.0	46.1	79.5	100.5
Loss on equity method investments	(120.9)	(3.5)	(127.1)	(14.2)
Net Income (Loss)	$(113.8)	$186.5	$74.6	$391.0

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH (DECLINE) BY SEGMENT1

	For the Three Month Period Ended June 30, 2025
	Orders	Revenue
Ingersoll Rand
Organic decline	(0.1%)	(3.4%)
Impact of foreign currency	1.6%	1.5%
Impact of acquisitions	6.3%	6.5%
Total orders and revenue growth	7.8%	4.6%

Industrial Technologies & Services
Organic growth (decline)	0.9%	(3.8%)
Impact of foreign currency	1.5%	1.3%
Impact of acquisitions	4.1%	4.2%
Total orders and revenue growth	6.5%	1.7%

Precision & Science Technologies
Organic decline	(4.7%)	(1.6%)
Impact of foreign currency	2.3%	2.3%
Impact of acquisitions	15.8%	16.3%
Total orders and revenue growth	13.4%	17.0%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.